Exhibit 10.37
AMENDMENT NO. 1 TO
APPLIED MATERIALS, INC.
AMENDED AND RESTATED
EMPLOYEE FINANCIAL ASSISTANCE PLAN
     The Applied Materials, Inc. Employee Financial Assistance Plan, as amended and restated effective December 9, 2003 (the “Plan”), is hereby further amended as follows:
     1. Section 2.5 of the Plan is hereby amended and restated in its entirety as follows:
     “2.5 Term and Interest of Loans. The term for all loans made pursuant to the authority set forth in paragraphs 2.1, 2.2, 2.3 and 2.4 above shall not exceed five years and shall bear interest, if at all, at a rate to be determined by the authorizing officers. Notwithstanding the foregoing, subject to the approval set forth in paragraph 2.7.3 below, loans may be extended for a term not to exceed seven years from the original date of the loan.”
     2. A new Section 2.7 is hereby added to the Plan as follows:
     “2.7 Loan Amendments, Modifications and Extensions.
          2.7.1 The Vice President, Global Human Resources and the Treasurer of the Company, acting jointly, may authorize amendments, modifications and extensions to any loans made by the Company pursuant to paragraphs 2.1, 2.2, 2.3, 2.4 and 2.6.
          2.7.2 In the event that the Vice President, Global Human Resources or the Treasurer of the Company is a recipient of a loan from the Company for which an amendment, modification or extension is sought, then, notwithstanding the authority set forth in paragraph 2.7.1 above, authority shall vest in the Chief Financial Officer and either the Vice President, Global Human Resources or the Treasurer of the Company, as appropriate, whose loan is not subject to the proposed amendment, modification or extension.
          2.7.3 Notwithstanding the authority set forth in paragraph 2.7.1 above, the Chief Financial Officer and the Vice President, Global Human Resources of the Company, acting jointly, may authorize: (i) the extension of the loan for a term not to exceed seven years from the original date of the loan, subject to the limitation set forth in paragraph 2.5 above; and (ii) the forgiveness of all or a portion of a loan, provided the loan had not been made to either of the aforementioned officers.
          2.7.4 On a loan-by-loan basis and subject to certain parameters approved in advance by the Vice President, Global Human Resources and Treasurer, the Vice President, Global Human Resources and the Treasurer of the Company, acting jointly, may delegate their joint authority hereunder to any Assistant Treasurer of the Company.
          2.7.5 In the event a loan, including a Special Purpose Loan, or Equity Advance has been made to an employee who later becomes a Section 16 Officer, such loan or Equity Advance shall become due and payable immediately upon the appointment of such employee as a Section 16 Officer.”
     3. Except as modified herein, all other provisions of the Plan remain in full force and effect.